UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): December 20, 2005

Quanta Capital Holdings Ltd.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-50885

Bermuda		N/A
(State or Other Jurisdiction		(I.R.S. Employer
of Incorporation or Organization)		Identification No.)
1 Victoria Street, Fourth Floor
Hamilton HM 11 Bermuda
(Address of Principal Executive Offices, Including Zip Code)

441-294-6350
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 22, 2005, Quanta Capital Holding Ltd. (the ‘‘Company’’) notified The Nasdaq Stock Market, Inc. (‘‘Nasdaq’’) that, effective upon the resignation of Wallace L. Timmeny as a director of the Company as described in Item 5.02 below, the Company will no longer be in compliance with Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules since the Company's Audit Committee will no longer be comprised of three independent directors. Upon Mr. Timmeny's resignation effective as of December 31, 2005, the Audit Committee will be composed of two independent directors, one of whom satisfies the audit committee financial expert requirement.

In addition, as previously described in the Company's Current Report on Form 8-K filed on November 28, 2005 and in the Company's Current Report on Form 8-K/A filed on December 2, 2005 (collectively, the ‘‘Current Reports’’), on November 22, 2005, the Company notified Nasdaq that, as a result of the appointment of Robert Lippincott III as Interim Chief Executive Officer and President of the Company, a majority of the Company’s Board of Directors was no longer comprised of independent directors as defined in Rule 4200 of the Nasdaq Marketplace Rules and, accordingly, the Company was no longer in compliance with Rule 4350(c)(1) of the Nasdaq Marketplace Rules. On November 29, 2005, in response to the Company’s notice to Nasdaq, Nasdaq notified the Company and confirmed that it no longer complied with such Rule 4350(c)(1) and that, consistent with such rule, the Company would be provided a cure period until the earlier of its next annual shareholders meeting or November 21, 2006 to regain compliance.

The Governance and Nominating Committee has commenced a search for two independent directors, at least one of whom will possess the qualifications required by the Nasdaq Marketplace Rules to serve on the Company's Audit Committee. The Governance and Nominating Committee expects to fill these vacancies prior to the Company's annual general meeting in 2006.

Item 5.02.    Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

On December 20, 2005, the Company received notice that Wallace L. Timmeny is resigning as a director of the Company effective as of December 31, 2005. Mr. Timmeny serves on the Company's Audit Committee, Compensation Committee and Governance and Nominating Committee.

Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

QUANTA CAPITAL HOLDINGS LTD.
Date: December 27, 2005	By:	/s/ Robert Lippincott III Robert Lippincott III Interim Chief Executive Officer